SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities and Exchange Act of 1934
(Amendment No._____)

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The Midland Company

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THE MIDLAND COMPANY

7000 Midland Boulevard
Amelia, Ohio 45102

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

TO THE SHAREHOLDERS OF THE MIDLAND COMPANY:

We are providing you notice that the Annual Meeting of the Shareholders of The Midland Company will be held at our offices, 7000 Midland Boulevard, Amelia, Ohio 45102, on Thursday, April 8, 2004 at 10:00 a.m. (eastern time), for the following purposes:

1.	To elect six members of the Board of Directors.

2.	To approve the adoption of The Midland Company Executive Annual Incentive Plan and to approve performance conditions applicable to certain awards under the incentive plan.

3.	To approve the adoption of an Amendment to The Midland Company 2002 Employee Incentive Stock Plan and to approve performance conditions applicable to certain awards under the 2002 Plan as well as performance conditions under the 1992 Associate Stock Incentive Plan.

4.	To approve the adoption of The Midland Company Agent Stock Acquisition Program.

5.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2004.

6.	To transact any other business that may lawfully come before the meeting.

At the time of this notice, the items listed above are the only items of business that the Board of Directors either intends to present or knows will be presented at the meeting.

We hope you will be able to attend the annual meeting. If you do not plan on attending the meeting and wish your stock to be voted, please date, complete and sign the enclosed proxy card and mail it to us in the enclosed pre-paid return envelope. It is important that your shares are represented and voted at the meeting and we hope that you will return the enclosed proxy card.

You are entitled to vote at the meeting if you were a shareholder of record at the close of business on March 1, 2004.

DATED AT AMELIA, OHIO THIS 10th DAY OF MARCH, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

JOHN I. VON LEHMAN
Executive Vice President, CFO & Secretary

TABLE OF CONTENTS

General Information	1
Election of Directors	2-3
Adoption of Midland’s Executive Annual Incentive Plan	3-4
Adoption of an Amendment to Midland’s 2002 Employee Incentive Stock Plan	5-6
Adoption of the Agent Stock Acquisition Program	6-8
Ratification of Appointment of Accountants	8
Director Compensation	9
Board Committees	9-11
Report of the Audit Committee	11
Report of the Compensation Committee	12
Principal Shareholders	13-14
Directors and Executive Officers	15-17
Certain Relationships and Related Transactions	17-18
Directors and Executive Officers Stock Ownership	18-19
Section 16 Beneficial Ownership Reporting Compliance	19
Compensation Committee Interlocks	19
Summary Compensation Table	20
Defined Benefit Pension Plan	21
Long-Term Incentive Awards	21
Option Grants in Last Fiscal Year	22
Aggregate Option / SAR Exercised	22
Equity Compensation Plan Information	22
Change in Control Arrangements	23
Five Year Total Return	24
Shareholder Proposals for Next Year	24
Directions to The Midland Company	25
Questions?	25
Annex A - Midland’s Executive Annual Incentive Plan	A1-A3
Annex B - Amendment to Midland’s 2002 Employee Incentive Stock Plan	B1-B2
Annex C - Midland’s Agent Stock Acquisition Program	C1-C4
Annex D - Audit Committee Charter	D1-D4

GENERAL INFORMATION

Who may vote

Shareholders of Midland, as recorded in our stock register on March 1, 2004, may vote at the meeting. As of that date, Midland had 18,736,329 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Midland’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates, the adoption of Midland’s Executive Annual Incentive Plan and related performance conditions, the adoption of an amendment to Midland’s 2002 Employee Incentive Stock Plan and related performance conditions to the 2002 Employee Incentive Stock Plan and the 1992 Associate Stock Incentive Plan, adoption of the Agent Stock Acquisition Program and the ratification of Deloitte & Touche LLP as Midland’s independent public accountants for fiscal year 2004.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from such person asking how you wish to vote.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the proxy card.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Midland’s Secretary in writing at the address under “Questions?” on page 25.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding proposed shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes Needed

The six director candidates receiving the most votes will be elected to fill the available seats on the Board. Approval of the adoption of Midland’s Executive Annual Incentive Plan and related performance conditions, the adoption of an amendment to Midland’s 2002 Employee Incentive Stock Plan and related performance conditions to the 2002 Employee Incentive Stock Plan and the 1992 Associate Stock Incentive Plan, adoption of the Agent Stock Acquisition Program and the ratification of Deloitte & Touche LLP as Midland’s public accountants requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Other Matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Board of Directors oversees the management of Midland on your behalf. The Board reviews Midland’s long-term strategic plans and exercises direct decision-making authority in key areas, such as choosing the executive officers, setting the scope of their authority to manage Midland’s day-to-day business and evaluating management’s performance.

Midland’s Amended and Restated Code of Regulations provides that the Board of Directors consists of three classes of directors, Class I, II, and III. Each class is elected for a three-year term with one class being elected each year. The term of the Class III directors expires at the 2004 Annual Meeting of Shareholders, the term of the Class I directors expires at the 2005 Annual Meeting of Shareholders and the term of Class II directors expires at the 2006 Annual Meeting of Shareholders.

Five out of our six director nominees are not Midland employees. Only directors deemed to be independent by Nasdaq standards serve on our Audit, Compensation and Nominating Committees. Personal information on each of our nominees is provided below.

The Board is nominating for re-election all of its current Class III directors: J. P. Hayden, Jr., William T. Hayden, John M. O’Mara, Glenn E. Schembechler, Francis Marie Thrailkill, OSU Ed.D. and John I. Von Lehman. All Class III directors will hold office until the annual meeting in 2007 or until their successors have been elected and qualified.

The following Class I directors have been elected to serve until the annual meeting in 2005 and until their successors have been elected and qualified: James E. Bushman, James H. Carey, John W. Hayden, Robert W. Hayden and David B. O’Maley.

The following Class II directors have been elected to serve until the annual meeting in 2006 and until their successors have been elected and qualified: Michael J. Conaton, Jerry A. Grundhofer, Joseph P. Hayden III, William J. Keating, Jr., John R. LaBar and Richard M. Norman.

Midland has determined that each of the following directors satisfies Nasdaq’s independence requirements: James E. Bushman, James H. Carey, Jerry A. Grundhofer, Willliam J. Keating, Jr., Richard M. Norman, David B. O’Maley, John M. O’Mara, Glenn E. Schembechler and Francis Marie Thrailkill, OSU.

Board meetings last year: 4

Proxies solicited by the Board will be voted for the election of the director nominees. In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the President, a Vice President or the Secretary of Midland not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate their votes.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board of Directors.

The Board recommends a vote FOR each of the directors nominated for election:

J. P. Hayden, Jr. Age 74	Mr. Hayden has served as a director of Midland since 1961. Mr. Hayden’s current term as a director expires in 2004. From April 1998, Mr. Hayden has served as Chairman of the Executive Committee of the Board of Directors. From 1980 through April 1998, Mr. Hayden served as the Chairman of the Board and Chief Executive Officer of Midland and from 1960 through 1979 as President of Midland. Mr. Hayden has served Midland and its subsidiaries in various capacities since 1950.

William T. Hayden Age 50	Mr. Hayden has served as a director of Midland since 1994. Mr. Hayden’s current term as a director expires in 2004. Mr. Hayden is a partner of the law firm Katz, Teller, Brant & Hild in Cincinnati, Ohio and has served in this capacity since 2001. Prior to that, Mr. Hayden was an attorney in private practice for over five years and was formerly a partner of the law firm of Cohen, Todd, Kite & Stanford in Cincinnati, Ohio.

John M. O’Mara Age 76	Mr. O’Mara has served as a director of Midland since 1983. Mr. O’Mara’s term as a director expires in 2004. Since 1990, Mr. O’Mara has served as a financial consultant, has provided general business advice to corporations and has acted as a consultant to parties in leveraged buy-out transactions. Prior to 1990, Mr. O’Mara was Chairman and Chief Executive Officer of Global Natural Resources, Inc. Mr. O’Mara is a director of Baldwin & Lyons, Inc.

Glenn E. Schembechler Age 74	Mr. Schembechler has served as a director of Midland since 1981. Mr. Schembechler’s term as a director expires in 2004. Mr. Schembechler is a Professor Emeritus at the University of Michigan. Mr. Schembechler served as President of the Detroit Tigers Baseball Club from 1990 to 1992 and served as Athletic Director and Head Football Coach at the University of Michigan until 1990.

Francis Marie Thrailkill, OSU Ed.D. Age 66	Sister Thrailkill has served as a director of Midland since 2001. Sister Thrailkill’s term as a director expires in 2004. Sister Thrailkill is President of the College of Mount St. Joseph in Cincinnati, Ohio and has served in this capacity since 1987. Previously, Sister Thrailkill was President of Springfield College in Illinois.

John I. Von Lehman Age 51	Mr. Von Lehman has served as a director of Midland since 1991. Mr. Von Lehman’s term as a director expires in 2004. Mr. Von Lehman is Executive Vice President, Chief Financial Officer and Secretary of Midland. Mr. Von Lehman has served Midland in various capacities with progressively increasing responsibilities since 1980.

PROPOSAL NO. 2 - ADOPTION OF THE MIDLAND COMPANY EXECUTIVE ANNUAL INCENTIVE PLAN AND APPROVAL OF PERFORMANCE CONDITIONS APPLICABLE TO CERTAIN AWARDS UNDER THE INCENTIVE PLAN

(Item 2 on the Proxy Card)

The shareholders of the Company are being asked to approve The Midland Company’s Executive Annual Incentive Plan, a copy of which is attached to these proxy materials as Annex A (the “Incentive Plan”). The Company is establishing the Incentive Plan pursuant to which the Company may grant cash incentive awards to the chief executive officer and the four other most highly compensated officers of the Company based on the satisfaction of pre-established performance goals set forth in the Incentive Plan. The purpose of the Incentive Plan is to encourage superior performance by key executives of the Company and its subsidiaries through the payment of such annual cash incentive awards.

The Incentive Plan is designed to take into account Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally denies corporate tax deductions for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company as of the end of the Company’s taxable year (“Covered Employees”). Certain types of compensation, including performance-based compensation, are excluded from this deduction limit. In an effort to ensure that compensation payable under the Incentive Plan to Covered Employees will qualify as performance-based compensation, the material terms of the performance goals in the Incentive Plan must be disclosed to and approved by shareholders before the compensation is paid. The material terms of the Incentive Plan and the performance measures described below are being submitted for approval by Company shareholders at the Meeting. Upon shareholder approval, the Company believes that compensation payable pursuant to the Incentive Plan will be deductible for federal income tax purposes under most circumstances, but there can be no assurance in this regard. Moreover, under certain circumstances such as death, disability and retirement, compensation not qualified under Section 162(m) of the Internal Revenue Code may be payable. By approving the Incentive Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and annual incentive award limits contained therein.

The Plan. The Board of Directors has approved the Incentive Plan, subject to approval by shareholders at the Meeting. The Company proposes as business criteria the measures of return on beginning equity and top line growth. The following description of the material terms of the Incentive Plan is qualified in its entirety by reference to the complete text set forth in Annex A.

Administration. The Incentive Plan is administered by the Compensation Committee. The Compensation Committee has sole authority to make rules and regulations relating to the administration of the Incentive Plan, and any interpretations and decisions of the Compensation Committee with respect to the Incentive Plan are final and binding.

Eligibility. The Compensation Committee, in its sole discretion, determines those Covered Employees of the Company who shall be eligible to participate in the Incentive Plan for a given period of twelve months or less (a “Plan Year”). Participation in the Incentive Plan by a participant during a given Plan Year does not entitle continued participation by such participant in any subsequent Plan Year. Covered Employees are not entitled to receive compensation under the Incentive Plan if the shareholders fail to approve the material terms of the performance goals with respect to such Covered Employees.

Plan Features. The Incentive Plan provides for the payment of cash incentive awards to participants designated by the Compensation Committee, which payments may be conditioned upon the attainment of such pre-established objective performance goals as the Compensation Committee shall determine. Under the Incentive Plan, performance goals for Covered Employees shall relate to return on beginning equity and top line growth. The designation of award recipients and the amount of such awards is determined by the Compensation Committee pursuant to the applicable pre-established performance goals and other rules established by the Compensation Committee. No award under the Incentive Plan granted in any Plan Year to a participant may exceed $2,000,000.

Amendment and Discontinuance. The Board of Directors or the Compensation Committee has the right to modify, suspend, or terminate the Incentive Plan at any time.

New Plan Benefits. Because incentive awards are made in the sole discretion of the Compensation Committee, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Incentive Plan. Amounts which have been paid to certain executive officers under the Incentive Plan for the last three fiscal years are reported in the Summary Compensation Table on page 20.

NEW PLAN BENEFITS
EXECUTIVE ANNUAL INCENTIVE PLAN

Name and Position	Dollar Value
Joseph P. Hayden III, Chairman of the Board and Chief Operating Officer	$215,040
John W. Hayden, Chief Executive Officer and President	215,040
John I. Von Lehman, Executive Vice President, Chief Financial Officer and Secretary	96,000
Paul T. Brizzolara, Executive Vice President, Chief Legal Officer and Assistant Secretary	70,400
Paul F. Gelter, Vice President	68,000

Executive Group	$664,480

     The amounts to be paid for 2004 are undeterminable. The above represents the amounts earned and paid for 2003.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the approval of the Midland Company Executive Annual Incentive Plan and return on beginning equity and top line growth as the factors used to determine the amount granted as incentive awards pursuant to the Incentive Plan.

PROPOSAL NO. 3 - ADOPTION OF AN AMENDMENT TO THE MIDLAND COMPANY 2002 EMPLOYEE INCENTIVE STOCK PLAN AND APPROVAL OF PERFORMANCE CONDITIONS APPLICABLE TO CERTAIN AWARDS UNDER THE 2002 PLAN AS WELL AS PERFORMANCE CONDITIONS UNDER THE 1992 ASSOCIATE STOCK INCENTIVE PLAN

(Item 3 on the Proxy Card)

The Board of Directors originally adopted the Midland Company 2002 Employee Incentive Stock Plan (the “2002 Plan”) on January 31, 2002, subject to approval by the shareholders of the Company. The shareholders approved the Plan on April 11, 2002 and the Committee administering the 2002 Plan has granted awards under the 2002 Plan. We refer you to the description of the 2002 Plan contained in the Company’s proxy statement dated March 12, 2002 which is incorporated herein by reference. As described in the Company’s 2002 proxy statement and approved by the shareholders of the Company, the 2002 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock and performance share awards to eligible employees of the Company.

As discussed in Proposal No. 2 (“Adoption of the Executive Annual Incentive Plan”), under Section 162(m) of the Internal Revenue Code, the Company may not deduct more than $1,000,000 per year for compensation paid to the Executive Officers unless payment of such compensation is made subject to shareholder approval and such compensation otherwise qualified as performance-based compensation.

Summary of Proposed Amendment to the Midland Company 2002 Employee Incentive Stock Plan. The Board of Directors has amended the 2002 Plan (a copy of which is attached to these proxy materials as Annex B), subject to shareholder approval, to provide that the maximum number of shares which may be issued under the 2002 Plan pursuant to the grant of stock options, stock appreciation rights, restricted stock awards and performance share awards under the 2002 Plan to any employee of the Company during any year may not exceed 100,000 shares. This amendment does not change the overall limit on the number of shares that may be granted pursuant to the 2002 Plan during the term of the 2002 Plan. In addition, awards of restricted stock, performance shares and “in-the-money” stock options and stock appreciation rights that are intended to qualify as performance-based compensation will be subject to the performance targets set forth below.

In order to satisfy the shareholder approval requirements of Section 162(m), the Committee is submitting the 2002 Plan as amended to the shareholders for their approval.

Summary of Performance Targets applicable to Grants, Performance Share Awards and Other Allowable Equity Awards. Under Section 162(m), additional criteria apply to determine whether grants to “Covered Employees” (as that term in used in Proposal No. 2 (“Adoption of the Executive Annual Incentive Plan”) of restricted stock, performance share awards and stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock on the date of grant (collectively, “Covered Awards”) qualify as performance-based compensation. In particular, Covered Awards will only qualify as performance-based compensation if, among other requirements, the grant, vesting or exercisability of the Covered Awards is contingent on the achievement of objective performance measures established by the Committee.

Accordingly, if the Committee determines to issue a Covered Award that the Committee intends to qualify as performance-based compensation under Section 162(m), the Committee will establish performance periods and will set objective performance targets for each performance period no later than 90 days after the beginning of the performance period. The performance periods may, but are not required to, correspond with the Company’s fiscal year. The performance targets under the 2002 Plan will be based upon growth in shareholders’ equity per share and the performance targets for the 1992 Associate Stock Incentive Plan (the “1992 Plan”) are also based upon, subject to shareholder approval, growth in shareholders’ equity per share. The Committee has certified this measurement under both the 2002 Plan and the 1992 Plan. Awards granted under the 1992 Plan shall not be payable unless and until, and are hereby expressly conditioned upon the approval by the shareholders of this measurement. The grant, vesting or exercisability, as determined by the Committee, of Covered Awards intended to qualify as performance-based compensation will be contingent on the achievement of the applicable performance targets during the corresponding performance period. As described above, and subject to approval by our shareholders, no individual may be granted awards of stock options, stock appreciation rights, restricted stock and performance share awards under the 2002 Plan covering more than 100,000 shares during any year.

In order to satisfy the shareholder approval requirements of Section 162(m), the Committee is submitting the performance targets applicable to Covered Awards to be issued to Covered Employees under the 2002 Plan and the 1992 Plan to the shareholders for their approval. Compensation of Covered Employees under the 2002 Plan and the 1992 Plan is payable only upon approval of the material terms of the performance goals by the shareholders before the compensation is paid and only after certification of the performance goals by the Committee before the compensation is paid where required by Section 162(m). Upon shareholder approval, the Company believes that compensation payable pursuant to the 2002 Plan and the 1992 Plan will be deductible for federal income tax purposes under most circumstances, but there can be no assurance in this regard. Moreover, under certain circumstances such as death, disability and retirement, compensation not qualified under Section 162(m) may be payable.

New Plan Benefits. Because incentive stock awards are made in the sole discretion of the Compensation Committee, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Incentive Plan.

NEW PLAN BENEFITS 2002 EMPLOYEE INCENTIVE STOCK PLAN – NON-QUALIFIED STOCK OPTIONS

Name and Position	Dollar Value	Number of Shares
Joseph P. Hayden III, Chairman of the Board and Chief Operating Officer	$836,175	114,020
John W. Hayden, Chief Executive Officer and President	836,175	114,020
John I. Von Lehman, Executive Vice President, Chief Financial Officer and Secretary	383,991	53,205
Paul T. Brizzolara, Executive Vice President, Chief Legal Officer and Assistant Secretary	228,083	30,985
Paul F. Gelter, Vice President	88,131	10,065

Executive Group	2,372,554	322,295

Non-Executive Officer Employee Group	$6,408,208	891,231

The above represents the aggregate number of Non-Qualified Stock Options issued from 2000 through 2004 with the value established using the Black Scholes method of valuing stock options.

NEW PLAN BENEFITS
2002 EMPLOYEE INCENTIVE STOCK PLAN – PERFORMANCE SHARES

Name and Position	Dollar Value	Number of Shares
Joseph P. Hayden III, Chairman of the Board and Chief Operating Officer	$177,317	7,291
John W. Hayden, Chief Executive Officer and President	177,317	7,291
John I. Von Lehman, Executive Vice President, Chief Financial Officer and Secretary	77,216	3,175
Paul T. Brizzolara, Executive Vice President, Chief Legal Officer and Assistant Secretary	42,900	1,764
Paul F. Gelter, Vice President	—	—

Executive Group	474,751	19,521

Non-Executive Officer Employee Group	$160,755	6,610

The final number of shares to be issued from the 2002, 2003 and 2004 grants are not determinable. The above represents the final number of shares issued in 2004 pursuant to the 2001 award.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Midland Company 2002 Employee Incentive Stock Plan, as amended, and growth in shareholders’ equity per share as the criteria used to determine all awards under the 2002 Plan as well as the 1992 Plan.

PROPOSAL NO. 4: APPROVAL OF THE MIDLAND COMPANY AGENT STOCK ACQUISITION PROGRAM

(Item 4 on the Proxy Card)

On January 29, 2004, the Board of Directors adopted, subject to approval of Midland shareholders at the 2004 Annual Meeting, The Midland Company Agent Stock Acquisition Program, a copy of which is attached to these proxy materials as Annex C and incorporated by reference herein (the “Stock Acquisition Program”). The Stock Acquisition Program will provide eligible persons performing insurance agency services for The Midland Company or any of its insurance subsidiaries or affiliates (hereinafter collectively referred to as “Company”) with the ability to purchase Midland Common Stock at a price discounted from the market price. The discount will be 10% of the market price of Midland’s common stock or as determined under the Stock Acquisition Program. The following summary of the Stock Acquisition Program is not complete and is qualified in its entirety by Annex C, which we urge you to read.

Purpose of the Program. The purpose of the Stock Acquisition Program is to provide eligible insurance agents and agencies of the Company performance-related incentives to achieve the Company’s long-range performance goals and to enable them to participate in the long-term growth and financial success of the Company.

Program Administration and Termination. The Stock Acquisition Program will be administered by a committee designated by the Chief Executive Officer and/or Chief Financial Officer of Midland. The Committee has the power:

•	To amend or terminate the Stock Acquisition Program;

•	To interpret and administer the Stock Acquisition Program;

•	To establish rules and regulations and appoint agents to administer the Stock Acquisition Program; and

•	To make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Stock Acquisition Program.

The Committee has engaged Midland’s transfer agent to perform certain custodial and record-keeping functions for the Stock Acquisition Program.

Unless earlier terminated, the Stock Acquisition Program will continue in effect until the purchase of the maximum number of shares available under the Stock Acquisition Program.

Eligible Participants. Insurance agencies and agents of the Company as designated from time to time by the Committee will be eligible to participate in the Stock Acquisition Program provided that:

•	The insurance agency or agent has earned at least the threshold contingent commission established by the Committee for the relevant accounting period; and

•	Such agency or agent has been selected for participation by the Committee, in its sole discretion.

New Plan Benefits. No benefits under this plan shall be received by any of the Company’s executive officers, employees or directors.

Securities to be Utilized. The maximum number of shares of Midland Common Stock that may be purchased by eligible insurance agencies and agents under the Stock Acquisition Program is 50,000 (subject to adjustment for dividends, stock splits and other actions). Shares sold to participating agencies and agents may be previously acquired treasury shares or authorized but unissued shares or, if and to the extent authorized by the Committee, shares purchased in market transactions by the Company’s transfer agent.

Method and Price of Purchase. Each eligible agency or agent may elect to receive a specified amount of his, her or its, as the case may be, profit based contingent commission in Midland Common Stock, subject to certain minimum dollar limitations established by the Committee, in its sole discretion. Amounts deducted from a participant’s contingent commissions under the Stock Acquisition Program will be used to purchase the maximum number of shares of Midland Common Stock that such amounts can purchase at the applicable purchase price.

The purchase price for shares is discounted 10% from the fair market value (the closing price on the Nasdaq National Market) of the Midland Common Stock on the purchase date. Shares of Common Stock purchased under the Stock Acquisition Program will be registered in the names of the participants and held in book entry form by Midland’s transfer agent. The transfer of shares of Common Stock received under the Stock Acquisition Program will be restricted for one year from the purchase date.

Tax Consequences. The Stock Acquisition Program does not qualify for compliance with any section of the United States Internal Revenue Code or the regulations thereunder. Specifically, the Stock Acquisition Program has not satisfied the conditions of Sections 401, 421 or 423 of the Code. The Stock Acquisition Program participants should understand that under current law the value of the discount received in connection with their acquisition of stock under the Program shall be taxable as income to such participants. The foregoing discussion is not a complete analysis or listing of all potential tax effects relevant to participation in the Stock Acquisition Program. The Stock Acquisition Program participants are urged to consult their own tax advisors in determining the federal, state, local and foreign income tax consequences, and any other tax consequences, of participation in the Stock Acquisition Program.

Amendment of the Stock Acquisition Program. The Committee can amend the Stock Acquisition Program at any time as long as no amendment increases the maximum number of shares of Midland Common Stock that may be purchased under the Stock Acquisition Program without requisite shareholder or other approval under applicable law or NASD regulation or without the approval of the Board of Directors.

The Board of Directors strongly recommends that you vote “FOR” the adoption of the Stock Acquisition Program.

PROPOSAL NO. 5 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

(Item 5 on the Proxy Card)

The Board is seeking shareholder ratification of its selection of Deloitte & Touche LLP (Deloitte) as Midland’s independent public accountants for fiscal year 2004. This firm of independent and certified public accountants has performed the annual audit of Midland and its predecessor, Midland-Guardian Co., since 1952. An affirmative vote of a majority of common shares voting at the meeting is required for ratification. If ratification is not obtained, the Audit Committee of the Board of Directors will select other auditors. Representatives of Deloitte are expected to be present at the 2004 Annual Shareholders’ Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Independent Auditors’ Fees

The following table summarizes the aggregate fees billed to the Company by Deloitte:

	2003	2002
Audit Fees (a)	$345,500	$360,800
Audit-Related Fees (b)	92,000	64,700

Total	$437,500	$425,500

(a)	Fees for audit services billed in 2003 and 2002 consisted of:

•	Audit of the Company’s annual financial statements

•	Reviews of the Company’s quarterly financial statements

•	Comfort letters, statutory and regulatory audits, consents and other services related to SEC matters

(b)	Fees for audit-related services billed in 2003 and 2002 consisted of:

•	Financial accounting and reporting consultations

•	Sarbanes-Oxley Act Section 404 advisory services (2003 only)

•	Employee benefit plan audits

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The services performed by Deloitte in 2003 were pre-approved in accordance with the Audit Committee Charter. Any requests for audit, audit-related, tax and other services not contemplated on the description of the services expected to be performed by Deloitte in each of the disclosure categories in the following fiscal year must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

DIRECTOR COMPENSATION

Non-employee directors of Midland receive $16,000 per year for serving as a member of the Board of Directors. They also receive $2,000 for each regular or special Board of Directors meeting attended. In addition, Midland pays non-employee directors serving on committees the following:

Audit Committee:
- Chairman	$5,000 annually
- Vice Chairman	$4,000 annually
- Attendance Fee	$1,500 per meeting
Compensation Committee:
- Chairman	$3,000 annually
- Attendance Fee	$1,000 per meeting
Other Committees:
- Chairman	$2,000 annually
- Attendance Fee	$1,000 per meeting

Non-employee directors may defer receipt of some or all of their annual fees, attendance fees and committee fees under Midland’s Non-Employee Director Deferred Compensation Plan. Under this Plan, non-employee directors may either invest deferred compensation in Midland stock equivalents or may receive a fixed rate of return on compensation they have deferred.

Non-employee directors received an option grant in 2003 entitling each director to purchase 2,700 shares of Midland common stock. Directors who are presently under consulting agreements with Midland do not receive any compensation for serving as a director other than director options. Directors who are employees of Midland do not receive any compensation for serving as a director. The net value realized from the exercise of options or restricted grants in 2003 by non-employee directors was $391,070.

Midland maintains a split-dollar life insurance program for J.P. Hayden, Jr., a director and a former executive officer of Midland. Under this program, Midland has purchased life insurance policies on the lives of J.P. Hayden, Jr. and his wife. J.P. Hayden, Jr. is responsible for a portion of the premiums and Midland pays the remainder of the premiums on the life insurance policies. The amount of premium advanced by Midland in 2003 was $1,205,294. This amount represents two years of premium. No interest is charged on the amount advanced but repayment of such amount is secured by collateral assignment of the policies. Upon the death of J.P. Hayden, Jr. and his wife, (or in the sixteenth year of the policy, whichever occurs first) Midland will be entitled to receive that portion of the benefits paid under the life insurance policy equal to the premiums paid by Midland on that policy. In the event of surrender of a policy prior to death of an insured, Midland would recover the premiums it has paid from the cash surrender value of the policy or from the insureds. The life insurance trust established by the decedent will receive the remainder of the death benefits. The economic value of the benefit during 2003 for the total of the premiums advanced to date, using the Demand Loan Approach and Midland’s average commercial paper rate of 1.15%, is $50,326 for J. P. Hayden, Jr. and his wife.

Midland also maintains split-dollar life insurance programs for Robert W. Hayden and John R. LaBar, who are both directors and former officers of Midland. In 2003, Midland advanced $473,860 in premiums for Robert W. Hayden and $443,579 in premiums for John R. LaBar. These amounts represent two years of premium for Robert W. Hayden and one and one half years for John R. LaBar. No interest is charged on the amounts advanced. The economic value of the benefits in 2003, for the total of the premiums advanced to date, was $20,215 for Robert W. Hayden and $25,037 for John R. LaBar.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.

The Audit Committee is responsible for facilitating the Board of Directors’ financial oversight responsibilities for Midland. It also has responsibility to appoint, retain (with subsequent submission to the Company’s shareholders for ratification), compensate, oversee, evaluate and terminate the Company’s independent auditors, with sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors.

Committee members: James E. Bushman, James H. Carey, Richard M. Norman and Glenn E. Schembechler.
James H. Carey, Chairman

Meetings last year: 7

Midland’s Board has determined that Mr. Bushman is an “Audit Committee Financial Expert” as defined under Regulation S-K Item 401(h). Mr. Bushman is deemed to be Independent under Nasdaq standards.

The Compensation Committee is responsible for reviewing and establishing compensation for the senior executive officers of Midland.

Committee members: James E. Bushman, James H. Carey, William J. Keating, Jr. and John M. O’Mara.
John M. O’Mara, Chairman

Meetings last year: 5

The Executive Committee has the authority, during intervals between meetings of the Board of Directors, to exercise all powers of the Board of Directors other than that of filling vacancies in the Board of Directors or in any committee of the Board of Directors.

Committee members: James E. Bushman, Michael J. Conaton, J. P. Hayden, Jr., John W. Hayden, Joseph P. Hayden III and John M. O’Mara.
J. P. Hayden, Jr., Chairman

Meetings last year: 2

The Governance Committee is responsible for oversight of corporate compliance and corporate ethics and for matters pertaining to the Board of Directors structure, membership and diversity. The Committee continues to receive reports from Midland’s Chief Compliance Officer regarding Midland’s compliance and ethics initiatives in advance of the Board of Directors’ regular quarterly meetings. The Committee continues to discuss these reports informally amongst themselves and to report on compliance efforts to the full Board.

Committee Members: Jerry A. Grundhofer, William T. Hayden, David B. O’Maley and Francis Marie Thrailkill, OSU Ed.D.
William T. Hayden, Chairman

Meetings last year: 3

The Nominating Committee is responsible for identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of stockholders.

Committee Members: James H. Carey, William J. Keating, Jr. and John M. O’Mara.
John M. O’Mara, Chairman

Meetings last year: 2

The Nominating Committee’s charter is available at www.midlandcompany.com. All of the members of the Nominating Committee are deemed to be independent under Nasdaq standards. Midland relies on its Nominating Committee for assisting in establishing processes for identifying and evaluating candidates to be nominated as directors. Additionally, Midland considers candidates for director nominees put forth by shareholders. Shareholders should submit the names of such candidates in writing along with all information relating to such person that is required to be disclosed in solicitations of proxies via election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected, to the Company’s Secretary not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting. The Nominating Committee has not paid a fee to third parties in connection with the identification and evaluation of nominees, nor has it rejected a candidate recommended by a 5% shareholder, but, in each case, reserves the right to do so.

Shareholders wishing to communicate with the Board should submit the purpose and content of such communication in writing, by first class mail, to Midland’s Secretary at 7000 Midland Boulevard, Amelia, Ohio 45102, who will review such submissions, in accordance with Midland’s fiduciary duties to its shareholders, for their purpose and legitimacy.

Midland strongly encourages its directors to attend shareholder meetings; five of Midland’s directors attended last year’s shareholders meeting.

CODE OF ETHICS

Midland has adopted a Code of Ethics applicable to certain financial officers in compliance with Regulation S-K Item 406 which can be obtained upon written request to the contact specified under “Questions” on page 25 hereof.

REPORT OF THE AUDIT COMMITTEE

Midland’s Audit Committee is composed of Messrs. Bushman, Carey, Norman and Schembechler. In accordance with the Audit Committee’s Charter, as adopted by Midland’s Board of Directors, the Audit Committee’s primary function is to facilitate the Board of Directors’ financial oversight responsibilities concerning Midland. The Audit Committee Charter as amended on January 28, 2004 is included with this proxy statement as Annex D. Consistent with the Committee’s Charter, each of the four Audit Committee members is an independent director, as that term is defined by Nasdaq Standards.

The Committee met seven times during fiscal 2003. In discharging its duties and responsibilities, the Audit Committee:

·	reviewed and discussed Midland’s audited financial statements for the year ended December 31, 2003 with management;

·	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended;

·	received from Deloitte a formal written statement describing all relationships between the auditors and Midland that might affect the auditors’ independence as required by Independence Standards Board Standard No. 1;

·	discussed with Deloitte any relationships that may impact their objectivity and independence; and

·	determined that the provision of non-audit services provided to Midland by the auditors for 2003 is compatible with maintaining the auditors’ independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Midland’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
James E. Bushman, Vice Chairman
James H. Carey, Chairman
Richard M. Norman
Glenn E. Schembechler

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Midland’s Compensation Committee is composed of Messrs. Bushman, Carey, Keating and O’Mara. All four members are directors deemed to be independent by Nasdaq standards.

Midland’s compensation policy is designed to attract and retain qualified senior executive officers, to reward them for profitable corporate performance and to provide incentives for them to create short-term and long-term corporate stability and growth. Accordingly, Midland’s compensation package for its executive officers consists of base salary, short-term incentive compensation and long-term incentive awards. The level of these compensation components is determined by the Compensation Committee.

For the past several years, the Committee has engaged Towers Perrin, a national compensation consultant, to offer advice with respect to Midland’s executive compensation program. The consultant determined a peer group of companies in the insurance industry and surveyed available compensation data for such companies to ascertain competitive levels of base compensation, short-term incentive compensation and long-term incentive awards, and has made various recommendations to the Committee, who has relied on the consultants expert advice.

The Committee sets base salaries at levels the Committee believes are sufficient to attract and retain qualified executives, including the Chairman of the Board and the Chief Executive Officer. The Committee, in determining the base salaries for both the Chairman of the Board and the Chief Executive Officer, considered several factors including, but not limited to, the compensation payable to the chief executive officers of other specialty insurance companies with comparable asset size and premium income. Based on these factors, the base salary for both the Chairman of the Board and the Chief Executive Officer was set at $489,000 in 2003, representing an increase of $27,750 above the prior year’s base salary of $461,250.

Midland also has a program for short-term incentive compensation and long-term incentive awards. With respect to short-term incentive compensation, the Committee implemented The Midland Company Executive Annual Incentive Plan that ties executive bonuses to the achievement of stipulated goals for top-line revenue growth, profitability and the efficient use of Midland’s capital as measured by Midland’s after-tax return on beginning shareholders’ equity. During 2003, the short-term incentive compensation earned by both the Chairman of the Board and the Chief Executive Officer was $215,040.

With respect to long-term incentive awards, the Committee implemented a program that would tie a portion of executive stock awards to specific performance measures. The specific measure selected was a target of growth in shareholders’ equity per share over a three-year period. Long-term incentive awards are made under Midland’s 2002 Employee Associate Incentive Stock Plan, which authorizes restricted stock awards, stock option grants, performance share awards and stock appreciation rights. During 2003, stock options and performance shares were awarded to both the Chairman of the Board and the Chief Executive Officer, and to other executive officers as set forth in the Summary Compensation Table.

Respectfully submitted,

Compensation Committee
James E. Bushman
James H. Carey
William J. Keating, Jr.
John M. O’Mara, Chairman

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of March 1, 2004, the holdings of persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by Midland to be the beneficial owner of more than 5% of Midland’s outstanding Common Stock. Information has been furnished by persons listed and/or has been obtained from reports filed by the persons listed with the Securities and Exchange Commission.

	Amount and Nature of		Percent
Name and Address of Beneficial Owner	Beneficial Ownership		of Class
J. P. Hayden, Jr. & Lois T. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	2,159,527	(1)	11.5%
Robert W. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	1,968,299	(2)	10.5%
William T. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	1,635,747	(3)	8.7%
John W. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	1,206,899	(5)	6.4%
Joseph P. Hayden III 7000 Midland Boulevard Amelia, Ohio 45102	1,169,852	(6)	6.2%
John R. LaBar 7000 Midland Boulevard Amelia, Ohio 45102	1,101,778	(4)	5.9%
Gabelli Fund One Corporate Center Rye, New York 10580	932,100		5.0%

(1)	J. P. Hayden, Jr. and Lois T. Hayden are husband and wife. Their beneficial ownership includes 147,862 shares over which J.P. Hayden, Jr. has sole voting and investment power, 174,364 shares owned by Lois T. Hayden and 24,900 shares that may be acquired through exercise of options within 60 days of March 1, 2004. Such ownership also includes 513,699 shares owned by Hayden Investments Limited Partnership (“HILP”). Lois T. Hayden is the sole shareholder of the general partner of HILP and owns all of the limited partnership interests of HILP. She also has sole voting and investment powers over the shares owned by HILP. Mr. Hayden’s beneficial ownership also includes 1,298,702 shares owned by J&L Hayden Holdings Limited Partnership (“J&L Holdings”). Mrs. Hayden controls all voting for the general partner of J&L Holdings and is a 1% limited partner. Mrs. Hayden also has sole voting and investment power over the shares owned by J&L Holdings.

(2)	Robert W. Hayden’s beneficial interest includes 854,832 shares held by Mr. Hayden as Trustee for the benefit of immediate family members and 19,900 shares that may be acquired through exercise of options within 60 days of March 1, 2004. Mr. Hayden’s beneficial interest also includes 1,093,567 shares owned by the R. Hayden Investments Limited Partnership, of which Mr. Hayden is the sole general and limited partner.

(3)	William T. Hayden’s beneficial interest includes 21,096 shares owned by Mr. Hayden’s wife, 860,717 shares over which Mr. Hayden has sole voting and investment power, 722,034 shares over which he shares voting and investment power, and 31,900 shares that may be acquired through exercise of options within 60 days of March 1, 2004. With regard to the shares to which Mr. Hayden shares voting and investment power, Mr. Hayden shares such power over: (a) 205,869 shares held in trust as a co-trustee with Burgess L. Doan; (b) 83,716 shares held in trust as co-trustee with John W. Hayden; (c) 232,834 shares held in trust as co-trustee with John W. Hayden and Thomas R. Hayden; and (d) 171,681 shares held in trust as co-trustee with Joseph P. Hayden III and Thomas R. Hayden.

(4)	John R. LaBar’s beneficial interest includes 952,128 shares over which Mr. LaBar has sole voting and investment power, 129,750 shares owned by his wife and 19,900 shares that may be acquired through exercise of options within 60 days of March 1, 2004.

(5)	John W. Hayden’s beneficial interest includes 544,680 shares over which Mr. Hayden has sole voting and investment power, 593,199 shares over which he shares voting and investment power, 9,396 shares held by Mr. Hayden’s spouse and 59,623 shares that may be acquired though exercise of options within 60 days of March 1, 2004. Included in the shares over which Mr. Hayden has sole voting and investment power, he has sole voting and investment power over: (a) 207,845 shares held by a limited liability company controlled by Mr. Hayden and (b) 2,700 shares held in trust for Mr. Hayden’s children over which Mr. Hayden’s wife has sole voting and investment power. With regard to the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over: (a) 83,716 shares held in trust as co-trustee with William T. Hayden; (b) 83,716 shares held in trust as co-trustee with Joseph P. Hayden III; (c) 232,834 shares held in trust as co-trustee with William T. Hayden and Thomas R. Hayden; and (d) 192,933 shares held in trust as co-trustee with Joseph P. Hayden III and Thomas R. Hayden.

(6)	J. P. Hayden III’s beneficial ownership includes 638,042 shares over which Mr. Hayden has sole voting and investment power, 448,330 shares over which he shares voting and investment power, 23,856 shares owned by Mr. Hayden’s wife, and 59,623 shares that may be acquired through exercise of options within 60 days of March 1, 2004. Included in the shares over which Mr. Hayden has sole voting and investment power, he has sole voting and investment power over: (a) 207,945 shares held by a limited liability company controlled by Mr. Hayden and (b) 3,600 shares held in trust for Mr. Hayden’s children over which Mr. Hayden’s wife has sole voting and investment power. Of the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over: (a) 83,716 shares held in trust as co-trustee with John W. Hayden; (b) 192,933 shares held in trust as co-trustee with John W. Hayden and Thomas R. Hayden; and (c) 171,681 shares held in trust as co-trustee with William T. Hayden and Thomas R. Hayden.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning Midland’s directors and certain executive officers for 2003:

Name	Age	Position
Joseph P. Hayden III (1)	51	Chairman of the Board and Chief Operating Officer
John W. Hayden (1)	46	President, Chief Executive Officer and Director
John I. Von Lehman	51	Executive Vice President, Chief Financial Officer, Secretary and Director
Paul T. Brizzolara	46	Executive Vice President, Chief Legal Officer and Assistant Secretary
Paul F. Gelter	48	Vice President
Elisabeth E. Baldock	45	Vice President Human Resources/Learning and Development
W. Todd Gray	36	Treasurer
James E. Bushman (1)(2)(3)	59	Director
James H. Carey (2)(3)(5)	71	Director
Michael J. Conaton (1)	70	Director
Jerry A. Grundhofer (4)	59	Director
J. P. Hayden, Jr. (1)	74	Chairman of the Executive Committee of the Board of Directors and Director
Robert W. Hayden	65	Director
William T. Hayden (4)	50	Director
William J. Keating, Jr. (3)(5)	50	Director
John R. LaBar	72	Director
Richard M. Norman (2)	59	Director
David B. O’Maley (4)	57	Director
John M. O’Mara (1)(3)(5)	76	Director
Glenn E. Schembechler (2)	74	Director
Francis Marie Thrailkill, OSU Ed.D. (4)	66	Director

(1)	Executive Committee Member

(2)	Audit Committee Member

(3)	Compensation Committee Member

(4)	Governance Committee Member

(5)	Nominating Committee Member

     Elisabeth E. Baldock. Ms. Baldock has been Vice President of Human Resources/Learning and Development of Midland since October 2000. In addition, since September 2000, she has served as Senior Vice President of American Modern Insurance Group, Inc., a wholly owned subsidiary of Midland. Ms. Baldock has been employed by Midland since 1999. Prior to 1999, Ms. Baldock was an independent human resources consultant, was a Vice President, Human Resource Development, of Catholic Healthcare Partners and served as a consultant with Hay Management Consultants.

     Paul T. Brizzolara. Mr. Brizzolara is Executive Vice President, Chief Legal Officer and Assistant Secretary of Midland. Mr. Brizzolara has served Midland in various capacities with progressively increasing responsibilities since 1982.

     James E. Bushman. Mr. Bushman has served as a director of Midland since 1997. Mr. Bushman’s term as a director expires in 2005. Mr. Bushman is the President and Chief Executive Officer of Cast-Fab Technologies, Inc. and has served in those capacities for over ten years. Mr. Bushman is a director of Ohio National Fund, Inc., and The Dow Target Variable Fund, LLC.

     James H. Carey. Mr. Carey has served as a director of Midland since 1971. Mr. Carey’s term as a director expires in 2005. Mr. Carey served as a corporate director and advisor and as the Managing Director of Briarcliff Financial Associates from 1991 to 2002. Mr. Carey currently serves as a director of ABX Air, Inc. Mr. Carey formerly served as the Chief Executive Officer of National Capital Benefits Corporation and as the President and Chief Executive Officer of the Berkshire Bank.

     Michael J. Conaton. From April 1998 until April 2000, Mr. Conaton served as an officer of Midland in his capacity as Vice Chairman and from 1988 until April 1998, as President of Midland. Mr. Conaton has served Midland in various capacities since 1961.

     Paul F. Gelter. Mr. Gelter joined Midland in June of 2002 as Vice President. Prior to joining Midland, Mr. Gelter worked as an independent consultant, PFG Consulting LLC. Prior to November 1999, Mr. Gelter was a Partner with Anderson Consulting.

     W. Todd Gray. Mr. Gray has been Treasurer of Midland since 1997. Mr. Gray joined Midland in 1994 and served as Internal Audit Manager and then as Assistant Treasurer. Prior to joining Midland, Mr. Gray was employed by Deloitte and Touche LLP.

     Jerry A. Grundhofer. Mr. Grundhofer is the President and Chief Executive Officer of US Bancorp. Prior to its merger with US Bancorp, Mr. Grundhofer served as the Chairman of the Board, President and Chief Executive Officer of Firstar Corporation (and its predecessor(s)) since 1993. Mr. Grundhofer is also a director of Ecolab, Inc.

     John W. Hayden. Mr. Hayden has served as a director of The Midland Company since 1991. Mr. Hayden’s term as a director expires in 2005. Since 1998, Mr. Hayden has been the Chief Executive Officer and President of Midland. In addition, Mr. Hayden serves as the Chairman, Chief Executive Officer and President of American Modern Insurance Group, Inc., a wholly owned subsidiary of Midland. Before assuming his current responsibilities, Mr. Hayden was a Senior Executive Vice President of Midland and Vice Chairman of the American Modern Insurance Group, Inc. Mr. Hayden has served in various capacities for Midland and its subsidiaries with progressively increasing responsibilities since 1981. Mr. Hayden is also a director of Ohio National Financial Services, Inc., Ohio National Mutual Holdings, Inc., and The Ohio National Life Insurance Company.

     Joseph P. Hayden III. Mr. Hayden is Chairman of the Board of Directors and Chief Operating Officer of Midland. Mr. Hayden also serves as Chairman and Chief Executive Officer of M/G Transport Services, Inc., a wholly owned subsidiary of Midland. Mr. Hayden has served in various capacities for Midland and its subsidiaries with progressively increasing responsibilities since 1975.

     J.P. Hayden, Jr. For information concerning Mr. Hayden see “Election of Directors”.

     Robert W. Hayden. Mr. Hayden has served as a director of The Midland Company since 1968. Mr. Hayden’s term as a director expires in 2005. Mr. Hayden retired in 1999, as a Vice President of Midland. Mr. Hayden served Midland and its subsidiaries in various other capacities from 1960 until his retirement.

     William T. Hayden. For information concerning Mr. Hayden see “Election of Directors”.

     William J. Keating, Jr. Mr. Keating is a partner at Keating, Muething & Klekamp, P.P.L, a law firm in Cincinnati, Ohio, and has served in that capacity for over ten years.

     John R. LaBar. Mr. LaBar retired as Vice President and Secretary of Midland effective December 31, 1998. Mr. LaBar served Midland and its subsidiaries in various capacities from 1953 until his retirement.

     Richard M. Norman. Mr. Norman was appointed as a director by the Board of Directors of Midland effective July 25, 2002 to fill a newly created seat. Mr. Norman currently serves as Vice President/Treasurer for Finance and Business Services at Miami University in Oxford, Ohio. Mr. Norman has served in that capacity since August 1999. Prior to August 1999, Mr. Norman served as Vice President/Associate Treasurer for Administration at Rutgers University of New Jersey.

     David B. O’Maley. Mr. O’Maley has served as a director of The Midland Company since 1998. Mr. O’Maley’s term as a director expires in 2005. Mr. O’Maley is Chairman of the Board, President and Chief Executive Officer of Ohio National Financial Services, Inc. and holds various executive positions with several affiliated companies. He has served in those capacities since 1994. Mr. O’Maley has also been a director of US Bancorp (or its predecessor(s)) since 1995 and is a director of KGO Development, Inc.

     John M. O’Mara. For information concerning Mr. O’Mara see “Election of Directors”.

     Glenn E. Schembechler. For information concerning Mr. Schembechler see “Election of Directors”.

     Francis Marie Thrailkill, OSU Ed.D. For information concerning Sister Thrailkill see “Election of Directors”.

     John I. Von Lehman. For information concerning Mr. Von Lehman see “Election of Directors”.

     Periods of service as directors includes service as directors of Midland’s predecessor, Midland-Guardian Co.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

J. P. Hayden, Jr. and Robert W. Hayden are brothers. Joseph P. Hayden III, John W. Hayden and William T. Hayden are brothers and are sons of J. P. Hayden, Jr. and Lois T. Hayden. Thomas R. Hayden is also the son of J. P. Hayden, Jr. and Lois T. Hayden and the brother of Joseph P. Hayden III, John W. Hayden and William T. Hayden. Thomas R. Hayden is employed by a subsidiary of Midland and earned salary and bonus of $165,675 during 2003. In addition, Thomas R. Hayden was awarded 2,350 stock options in 2003.

Dan LaBar is the son of John R. LaBar and is employed by a subsidiary of Midland. Jeff Martin and Mike Jackson are the brothers-in-law of Joseph P. Hayden III and are employed by a subsidiary of Midland. In 2003, Messrs. LaBar, Martin and Jackson earned salary and bonus payments of $65,089, $84,066 and $108,878, respectively. Messrs. Martin and Jackson were each awarded 340 stock options in 2003.

In 2003, John R. LaBar, a director of Midland and, until December 31, 1998, Vice President and Secretary of Midland, received $96,217 in benefit payments under Midland’s pension plans. In 2003, J. P. Hayden, Jr., a director and Chairman of the Executive Committee of the Board and formerly Chairman and Chief Executive Officer of Midland, received $400,000 in consulting fees. During 2003, Mr. Hayden received other benefits, including health insurance, club dues and airplane and automobile expenses with an estimated value of $49,689. Under the terms of the Consulting Agreement, Mr. Hayden’s consulting fees from Midland decline annually to $200,000 per year in 2005. In 2003, Michael J. Conaton, a director of Midland and formerly Vice Chairman of the Board and President of Midland, received $200,000 in consulting fees. During 2003, Mr. Conaton received other benefits, including health insurance, club dues and airplane and automobile expenses with an estimated value of $20,098. Under the terms of the Consulting Agreement, Mr. Conaton’s consulting fees from Midland decline annually to $50,000 per year in 2005.

At the time of their retirements, J. P. Hayden, Jr. and Michael J. Conaton were participants in Midland’s Non-Qualified Self-Directed Retirement Plan. At the time of his retirement, John R. LaBar was a participant in Midland’s Non-Qualified Pension Plan with pension benefits scheduled to be paid out in the form of a lifetime annuity.

William J. Keating, Jr. is a Partner with the law firm of Keating, Muething and Klekamp, P.L.L., which provides legal services to Midland. William T. Hayden is a Partner with the law firm of Katz, Teller, Brandt & Hild, which provides legal services to Midland.

As disclosed in the “Management’s Discussion and Analysis of Financial Condition and Operations” in the Company’s Annual Report to Shareholders, certain executive officers, directors and shareholders participate in the Company’s Commercial Paper Program pursuant to which such persons purchased commercial paper of the Company at the then current rate offered by the Company to all purchasers, which was the Dealer Commercial Paper Rate as reported in the Midwest edition of the Wall Street Journal. Directors with balances in the Program in excess of $60,000 follow along with their maximum investment in 2003: Joseph P. Hayden, Jr. ($1,437,000), Robert W. Hayden ($708,000), John R. LaBar ($514,000), Michael J. Conaton ($336,000), Joseph P. Hayden III ($161,000), John W. Hayden ($145,000), William T. Hayden ($70,000).

DIRECTORS AND EXECUTIVE OFFICERS STOCK OWNERSHIP

This table lists the executive officers and directors of Midland and shows how much common stock each owned on March 1, 2004.

	Common Stock
	Beneficially Owned
Name	Amount		Percentage
Joseph P. Hayden III	1,169,852	(1)	6.2%
John W. Hayden	1,206,899	(1)	6.4%
John I. Von Lehman	77,010	(3)	*
Paul T. Brizzolara	28,558	(3)	*
Elisabeth E. Baldock	11,291	(3)	*
Paul F. Gelter	1,256	(3)	*
W. Todd Gray	9,208	(3)	*
James E. Bushman	37,900	(3)	*
James H. Carey	22,540	(3)	*
Michael J. Conaton	267,935	(2)	1.4%
Jerry A. Grundhofer	25,900	(3)	*
J. P. Hayden, Jr.	2,159,527	(1)	11.5%
Robert W. Hayden	1,968,299	(1)	10.5%
William T. Hayden	1,635,747	(1)	8.7%
William J. Keating, Jr.	8,900	(3)	*
John R. LaBar	1,101,778	(1)	5.9%
Richard M. Norman	4,900	(3)	*
David B. O’Maley	25,900	(3)	*
John M. O’Mara	58,300	(3)	*
Glenn E. Schembechler	71,684	(3)	*
Francis Marie Thrailkill, OSU Ed.D.	9,900	(3)	*

All Directors and Executive Officers as a Group (21 Persons)	9,903,284	(3)	51.6%

* Less than 1%

(1)	For information concerning the stock ownership of J.P. Hayden, Jr., Joseph P. Hayden III, John W. Hayden, Robert W. Hayden, William T. Hayden and John R. LaBar, see “Principal Shareholders”.

(2)	Michael J. Conaton’s beneficial interest includes 243,035 shares over which he has sole voting and investment powers and 24,900 shares that may be acquired through exercise of options within 60 days of March 1, 2004.

(3)	Amount includes the number of shares that may be acquired through exercise of options within sixty (60) days of March 1, 2004 by the following persons: James E. Bushman – 19,900; James H. Carey – 19,900; Jerry A. Grundhofer – 19,900; William J. Keating, Jr. – 6,900; Richard M. Norman – 4,700; David B. O’Maley – 19,900;

John M. O’Mara – 31,900; Glen E. Schembechler – 25,900; Sister Francis Marie Thrailkill – 9,900; John I. Von Lehman – 28,985; Paul T. Brizzolara – 15,895; Elisabeth E. Baldock – 9,831; Paul F. Gelter - 756; W. Todd Gray – 5,339 and all directors and executive officers as a group 219,706.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires Midland’s executive officers, directors and persons who own more than ten percent of a registered class of Midland’s equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, Midland believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16 reporting requirements except as follows: A Form 4 to be filed on behalf of Mr. Gray was filed late. The Form 4 pertained to a discretionary transaction in accordance with Rule 16b-3(f) resulting in a disposition of 217.75 shares of Midland common stock in Mr. Gray’s 401(k) Plan. Also, two Form 4’s to be filed on behalf of Mr. LaBar were filed late. The Forms 4 pertained to the sale of 1,250 shares of Midland common stock held in trust for the benefit of Mr. Labar’s grandchildren.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003, John W. Hayden, Chief Executive Officer of Midland, served as a director of Ohio National Financial Services, Inc., Ohio National Mutual Holdings, Inc. and The Ohio National Life Insurance Company, of which Mr. O’Maley is Chairman of the Board, President and Chief Executive Officer. Through April 2003, Mr. O’Maley was the Chairman of Midland’s Compensation Committee. Mr. Hayden does not serve on the Compensation Committee of either Ohio National Financial Services, Inc., Ohio National Mutual Holdings, Inc. or The Ohio National Life Insurance Company.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table provides an overview of compensation paid, earned or awarded to the Chief Executive Officer and the four other most highly paid executive officers of Midland for 2003.

						Long-Term Compensation
	Annual Compensation					Awards		Payouts
							Securities
							Under-
				Defined	Other	Restricted	lying		All Other
Name and Principal				Contribution	Annual	Stock	Options/	LTIP	Compen-
Position	Year	Salary	Bonus (1)	Plans (2)	Compensation (3)	Award(s) (4)	SAR’s	Payouts (5)	sation (6)
Joseph P. Hayden III	2003	$489,000	$215,040	$56,454	$0	$0	25,135	$130,560	$726
Chairman of the Board	2002	461,250	105,257	75,749	0	0	19,880	0	720
and Chief Operating								0	702
Officer	2001	450,000	336,105	79,315	0
John W. Hayden	2003	$489,000	$215,040	$56,454	$0	$0	25,135	$130,560	$726
Chief Executive Officer	2002	461,250	105,257	75,749	0	0	19,880	0	720
and President	2001	450,000	336,105	79,315	0	0	24,000	0	702
John I. Von Lehman	2003	$309,000	$96,000	$30,799	$0	$0	11,220	$71,808	$454
Executive Vice President,	2002	287,000	46,781	37,296	0	0	8,860	0	448
Chief Financial Officer and Secretary	2001	280,000	134,540	40,163	0	0	10,600	0	437
Paul T. Brizzolara	2003	$229,000	$70,400	$11,508	$0	$0	6,880	$36,992	$333
Executive Vice President,	2002	205,000	26,732	12,512	25,549	0	5,250	0	320
Chief Legal Officer and Assistant Secretary	2001	190,000	73,036	9,976	0	0	5,800	0	296
Paul F. Gelter	2003	$219,000	$68,000	$22,612	$0	$0	4,335	0	$321
Vice President	2002	116,667	19,017	11,083	0	0	0	0	106
	2001	0	0	0	0	0	0	0	0

(1)	Bonus amounts are based on the amount earned during the calendar year but paid in the following year. For example, the bonus amount appearing in the 2003 row was earned in 2003 but actually paid in February of 2004.

(2)	Total Midland contributions during the year for defined contribution plans. Midland has a 401(k) defined contribution plan, a non-qualified savings plan as well as a pension plan. The pension plan is in the form of either a defined benefit or a defined contribution plan. These plans can be both qualified and non-qualified. Midland’s defined benefit pension plan provides for the payment of annual benefits to participants upon retirement. Such benefits are based on years of service and the participants’ highest compensation during five consecutive years of employment.

(3)	Amounts for all Other Annual Compensation are shown for those years in which car allowance, club dues, etc., exceeds the lesser of $50,000 or 10% of salary and bonus earned. $21,600 of the amount reported for Mr. Brizzolara in 2002 relates to his automobile allowance.

(4)	The aggregate number of restricted stock holdings and valuations at December 31, 2003 were as follows: Joseph P. Hayden III, 30,000 shares valued at $708,600; John W. Hayden, 30,000 shares valued at $708,600; John I. Von Lehman, 12,000 shares valued at $283,440; Paul T. Brizzolara, 2,000 shares valued at $47,240; and Paul F. Gelter had no such shares.

(5)	Amount represents the value of restricted performance shares that were awarded contingent on the attainment of certain performance objectives based on the growth in Midland’s Shareholders’ Equity.

(6)	Amounts represent group term life insurance premiums paid by Midland during the year.

DEFINED BENEFIT PENSION PLAN

The 2003 estimated annual benefits (after deduction for social security benefits) payable upon retirement is a straight-line annuity paid from the Defined Benefit Pension Plan and may be individually estimated by reference to the following table:

	Years of Service
Average Annual
Compensation	15	20	25	30		35
$200,000	$47,640	$63,520	$79,400	$95,280		$111,160
250,000	$60,765	$81,020	$101,275	$121,530		$141,785
300,000	$73,890	$98,520	$123,150	$147,780		$172,410
350,000	$87,015	$116,020	$145,025	$174,030		$203,035	*
400,000	$100,140	$133,520	$166,900	$200,280	*	$233,660	*
450,000	$113,265	$151,020	$188,775	$226,530	*	$264,285	*

For purposes of the Defined Benefit Pension Plan, the credited years of service through 2003 covered by the plan (not to exceed 35 years) for Paul T. Brizzolara, the only named executive officer to continue with the Defined Benefit Plan, was 21 years of service.

*Under the Internal Revenue Code, the maximum allowable annual benefit payable by the qualified pension plan in 2004 is $165,000. In addition, the maximum pay that can be used to determine the benefit is $205,000. The Board of Directors has approved the payment to participants directly by Midland of any reduction in benefits occasioned by limitations on benefits contained in the Internal Revenue Code.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts under Non-Stock
			Price-Based Plans
	Number of
	Shares, Units	Performance
	Or Other	Period	Below	Threshold	Target	Maximum
Name	Rights (#)	Until Payout	Threshold	Shares	Shares	Shares
Joseph P. Hayden III	11,720	1/1/2003 - 12/31/2005	0	5,860	11,720	23,440
John W. Hayden	11,720	1/1/2003 - 12/31/2005	0	5,860	11,720	23,440
John I. Von Lehman	5,230	1/1/2003 - 12/31/2005	0	2,615	5,230	10,460
Paul T. Brizzolara	3,210	1/1/2003 - 12/31/2005	0	1,605	3,210	6,420
Paul F. Gelter	2,020	1/1/2003 - 12/31/2005	0	1,010	2,020	4,040

In 2003, Joseph P. Hayden III, John W. Hayden, John I. Von Lehman, Paul T. Brizzolara and Paul F. Gelter were awarded restricted performance shares in the form of a restricted stock grant. The actual number of shares that will ultimately be granted to each executive is contingent on the attainment of certain performance objectives based on the growth in Midland’s Shareholders’ Equity through December 31, 2005, which could range from zero to 200 percent of the original shares awarded.

OPTION GRANTS IN LAST FISCAL YEAR

		% of Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees
	Options	in Fiscal	Exercise Price	Expiration	Grant Date
Names	Granted	2003	($/Per Share)	Date	Present Value
Joseph P. Hayden III	25,135	9.9%	$17.23	2/13/13	$184,742
John W. Hayden	25,135	9.9%	$17.23	2/13/13	184,742
John I. Von Lehman	11,220	4.4%	$17.23	2/13/13	82,467
Paul T. Brizzolara	6,880	2.7%	$17.23	2/13/13	50,568
Paul F. Gelter	4,335	1.7%	$17.23	2/13/13	31,862

Present value amount was calculated using the Black-Scholes methodology.

AGGREGATE OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth the aggregated options exercised during 2003 and the option value as of December 31, 2003 for the Chief Executive Officer and the four other most highly paid executive officers of Midland under the Company’s Incentive Stock Option Plans.

			Number of Securities	Value of Unexercised In-
			Underlying Unexercised	the-Money Options/SARs
	Shares Acquired		Options/SARs at Year-End	at Year End
Name	on Exercise	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Joseph P. Hayden III	—	—	36,020/58,395	$331,647/$365,041
John W. Hayden	—	—	36,020/58,395	$331,647/$365,041
John I. Von Lehman	—	—	17,865/26,615	$170,234/$170,055
Paul T. Brizzolara	—	—	9,613/15,518	$90,211/$97,565
Paul F. Gelter	—	—	-/4,335	$0/$27,701

EQUITY COMPENSATION PLAN INFORMATION

Number of securities
remaining available
	Number of securities		for future issuance
	to be issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrant and rights	reflected in column
Equity compensation plans approved by security holders	1,091,000 (a)	$15.73	1,963,000
Equity compensation plans not approved by security holders	—	—	—
Total	1,091,000	$15.73	1,963,000

(a)	In addition to 1,091,000 outstanding options, the company has 202,000 shares of restricted stock outstanding at December 31, 2003. Additionally, Performance shares have been granted to certain senior-level officers. The ultimate number of shares that may be issued will range between 0 and 252,040 depending on the achievement of certain corporate financial objectives.

CHANGE IN CONTROL ARRANGEMENTS

In January 2000, the Compensation Committee, based upon advice received from an independent compensation consultant, recommended to the Board of Directors that Midland enter into agreements with the senior officers of Midland to provide certain benefits to the officers in the event of a change of control in Midland. In addition, the Compensation Committee recommended that an Employee Retention Plan be implemented to provide certain benefits to the other officers of Midland and its subsidiaries in the event of a change of control. The Board of Directors approved the recommendation of the Compensation Committee and authorized Midland to enter into Corporate Retention Agreements with Joseph P. Hayden III, John W. Hayden, John I. Von Lehman and Paul Brizzolara. Under these agreements, if a change of control should occur with respect to Midland, and the officer should be terminated, or for good reason resign, from employment with Midland, Midland would be obligated to pay Joseph P. Hayden III, John W. Hayden and John I. Von Lehman an amount equal to three times their then-current compensation and Paul Brizzolara an amount equal to two times his then-current compensation. Midland is also obligated to pay additional amounts to offset certain excise tax liabilities payable with respect to such payments.

For purposes of these agreements, a “change in control” is deemed to occur if a shareholder who is not presently a shareholder of Midland acquires more than 33 1/3% of Midland’s outstanding common stock, a majority of the directors of Midland are persons who were not directors when the agreements were entered into and were not nominated to serve by the existing directors, or the shareholders of Midland approve any merger, consolidation or reorganization involving Midland.

FIVE YEAR TOTAL RETURN
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
AMONG THE MIDLAND COMPANY, THE RUSSELL 2000 EQUITY INDEX AND
THE S&P PROPERTY AND CASUALTY GROUP. **

*	Total return assumes reinvestment of dividends.

**	Assumes $100 invested on December 31, 1998 in The Midland Company common stock, the Russell 2000 Equity Index and the S&P Property and Casualty Group.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

The deadline for shareholder proposals to be included in the Proxy Statement for next year’s meeting is November 15, 2004.

The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Midland’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2005 Annual Shareholders’ Meeting, it must be received prior to January 28, 2005. If there is a change in the anticipated date of next year’s annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

Shareholders may nominate their own directors by providing written notice to the Company’s Secretary by December 13, 2004. The notice must identify the nominee(s) and include the information required by the Securities Exchange Act of 1934.

DIRECTIONS TO THE MIDLAND COMPANY ANNUAL SHAREHOLDERS MEETING APRIL 8, 2004

FROM I-75 OR I-71 IN THE GREATER CINCINNATI AREA

I-275 East
Exit Beechmont/Amelia (Rt. 125)
Turn east on Rt. 125
Drive approximately 3 miles
Turn left onto Bach Buxton Rd. (traffic light)
Drive approximately one half mile
Turn right onto Midland Boulevard

FROM DOWNTOWN CINCINNATI
I-471 South
I-275 North/East to Columbus
Exit Beechmont/Amelia (Rt. 125)
Turn right (east on Rt. 125)
Drive approximately 3 miles
Turn left onto Bach Buxton Rd. (traffic light)
Drive approximately one half mile
Turn right onto Midland Boulevard

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

John I. Von Lehman The Midland Company 7000 Midland Boulevard Amelia, Ohio 45102

or call us at (513) 943-7100.

ANNEX A

THE MIDLAND COMPANY

EXECUTIVE ANNUAL INCENTIVE PLAN
(effective January 1, 2004)

     1. PURPOSE. The Purpose of the Executive Annual Incentive Plan (the “Plan”), is to provide cash incentive awards to the chief executive officer and the four other most highly compensated officers of the Company that recognize and reward the achievement of pre-established performance goals.

     2. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of January 1, 2004, upon approval of the Plan by the shareholders of The Midland Company (the “Company”).

     3. PLAN ADMINISTRATION. The Plan shall be administered by the Compensation Committee (“Committee”), which shall consist of members appointed from time to time by the Board of Directors. Each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have full power and authority, subject to the provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan so long as such action does not cause compensation paid under the Plan to fail to be treated as performance-based compensation under Section 162(m) as of the end of the Company’s taxable year, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to the Plan (a) shall be within the sole discretion of the Committee, (b) may be made at any time, and (c) shall be limited to participants in the Plan, their legal representatives and beneficiaries and employees of the Company.

     4. ELIGIBILITY. The Committee, in its sole discretion, determines those key employees of the Company and its subsidiaries who shall be eligible to participate in the Plan for a given period of twelve months or less (a “Plan Year”). Participation in the Plan by a participant during a given Plan Year does not entitle continued participation by such Participant in any subsequent Plan Year.

     5. AWARDS. Prior to or within ninety (90) days after the commencement of each Plan Year, the Committee shall designate the following:

5.1 The employees who will participate (the “Participants”) in the Plan for the Plan Year.

5.2 The Corporate Financial Criteria, as defined herein, which will apply to awards for the Plan Year.

5.3 The Performance Goals, as defined herein, to be met by the Company for Participants to earn awards for the Plan Year and a payout matrix or formula for such Corporate Financial Criteria and Performance Goals.

5.4 The award will be a bonus payment in an amount obtained by multiplying the following amounts: (1) a Participant’s salary, as determined by the Committee, (2) a specified percentage (expressed as a decimal or fixed by a formula which will determine such percentage) determined by the Committee to apply to the Participant for the Plan Year; and (3) a percentage determined by the formula or matrix reflecting the achievement of the Performance Goals.

            After the beginning of a Plan Year, the Committee may designate additional employees who will participate in the Plan for the Plan Year (also “Participants” for purposes hereof).

            Participants will be eligible to receive the incentive described herein if they are employed as of the date on which the incentive is paid. Participants who leave the employment of the Company before the date the incentive is paid, whether involuntarily or voluntarily, are ineligible to receive payment of the incentive; provided, however, that the Committee may, in its sole and complete discretion, determine to pay an award in the event termination was the result of death, disability, retirement, or a reduction in workforce; provided further that, if the Committee desires such compensation to be excluded from the cap on deductible compensation under Section 162(m), the Committee shall certify in writing that the applicable performance goals have been satisfied before the compensation is paid.

            Awards under the Plan shall be paid to the Participants in cash.

     6. CORPORATE FINANCIAL CRITERIA. For each Plan Year, the Committee shall use the corporate financial criteria (the “Corporate Financial Criteria”) set forth in this Section 6 for use in determining an award for a Participant for such Plan Year, Corporate Financial Criteria shall consist of return on beginning equity and top line growth.

     7. PERFORMANCE GOALS. For each Plan Year, the Committee shall establish specific, objective performance goals (the “Performance Goals”) the outcome of which is substantially uncertain at the time so established, for each of the Corporate Financial Criteria designated by the Committee for the Plan Year against which actual performance is to be measured to determine the amount of awards. Performance Goals established by the Committee may be described by means of a matrix or formula, providing for goals resulting in the payment of awards in such Plan.

     8. DETERMINATION & PAYMENT OF AWARDS.

8.1 As soon as practicable after the end of the Plan Year, the Committee will determine the amount of the award earned by each Participant, based upon application of the criteria specified in Section 5; provided, however, that the Committee may, in its sole discretion, reduce the amount which would otherwise be payable under the Plan. The Committee will make payments promptly after determination of the awards unless payment of an award has been deferred pursuant to Section 10.6 hereof. Such Committee determination must include a certification in writing that the Performance Goals and any other material terms of the award were in fact satisfied; provided that minutes of the Committee meeting (or any action by written consent) shall satisfy the written certification requirement.

8.2 Notwithstanding anything herein to the contrary, the maximum dollar amount that may be awarded under this Plan for any Plan Year to any Participant may not exceed $2,000,000.

8.3 Notwithstanding anything herein to the contrary, in no event shall any Participant receive any payment hereunder unless the Company earns a profit as determined by the Company’s Board of Directors for any Plan Year.

8.4 In no event shall compensation be payable to a Covered Employee under the Plan unless the shareholders approve of the material terms of the performance goals applicable to the Covered Employee.

     9. TERMINATION, SUSPENSION OR MODIFICATION OF THE PLAN. The Board of Directors may at any time, with or without notice, terminate, suspend, or modify the Plan in whole or in part, except that the Board of Directors shall not amend the Plan in violation of the law or, in contravention of Treasury Regulation Section 1.162-27, promulgated under the Code. In no event may the Committee retain discretion to modify the Plan to increase the amount of compensation that is otherwise payable pursuant to a performance goal. The Committee is expressly permitted to make any amendment to the Plan, which is not in violation of the law, that is required to conform the Plan to the requirements of Section 162(m). The Committee may also correct any defect, supply an omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     10. MISCELLANEOUS.

10.1 No Assignments. No award under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of Participant prior to actually being received by Participant or his/her designated beneficiary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to such award shall be void.

10.2 No Right of Employment. Neither the adoption of the Plan nor the determination of eligibility to participate in the Plan nor the granting of an award under the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or the subsidiary to terminate such employment at any time.

10.3 Tax Withholding. The Company shall have the right to withhold the amount of any tax attributable to amounts payable under the Plan.

10.4 Governing Law. The Plan and all determinations under the Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

10.5 Other Plans. Nothing in this Plan shall be construed as limiting the authority of the Committee, Board of Directors, the Company or any subsidiary of the Company to establish any other compensation plan or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Company or any subsidiary of the Company, whether such person is a Participant in this Plan and regardless of how the amount of such compensation or bonus is determined.

10.6 Deferrals of Awards. A participant may elect to defer payment of his/her cash award under the Plan if deferral of an award under the Plan is permitted pursuant to the terms of a deferred compensation program of the Company existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of such program.

10.7 Section 162(m). It is the intention of the Company that all payments made under the Plan shall fall within the “performance-based compensation” exception contained in Section 162(m) of the Code. Thus, unless the Board of Directors expressly determines otherwise and if any Plan provision is found not to be in compliance with such exception, that provision shall be deemed to be amended so that the provision does comply to the extent permitted by law, and in every event, the Plan shall be construed in favor of its meeting the “performance-based compensation” exception contained in Section 162(m) of the Code.

ANNEX B

FIRST AMENDMENT TO THE
MIDLAND COMPANY 2002 EMPLOYEE INCENTIVE STOCK PLAN

     WHEREAS, The Midland Company (the “Company”) maintains the Midland Company 2002 Employee Incentive Stock Plan (the “Plan”);

     WHEREAS, Section 15.1 of the Plan states that the Committee may at any time amend the Plan;

     WHEREAS, the Committee desires to amend Article 4 of the Plan (“Shares Subject to Plan”) to limit the maximum number of shares that may be issued under the Plan pursuant to stock options, stock appreciation rights, restricted stock awards and performance share awards that may be granted under the Plan to any eligible employee in any year to 100,000 shares and to seek shareholder approval for such amendment, and to provide that if an Award is cancelled, solely for purposes of Section 162(m) of the Code, the cancelled Award will continue to be counted against the maximum number of shares for which Awards may be granted to an employee.

     WHEREAS, the Committee desires to amend Section 11.2 of the Plan to limit the payment of compensation with respect to performance share awards so that no compensation is payable to covered employees under the Plan if the shareholders do not approve the material terms of the performance goals with respect to such covered employees and to provide that the Committee shall certify in writing that the performance goals and other material terms of compensation of covered employees have been satisfied prior to payment of the compensation to covered employees under the Plan.

     RESOLVED THEREFORE, that, subject to shareholder approval, Article 4 of the Plan is deleted in its entirety and the following substituted in its stead:

Subject to adjustments as provided in Article 13, the number of Shares which may be issued under this Plan shall not exceed Two Million (2,000,000) Shares (as adjusted for a two for one stock split in July, 2002), and no Eligible Employee who participates in the Plan may be granted Options, Stock Appreciation Rights, Restricted Stock or Performance Share Awards in aggregate, covering more than 100,000 Shares in any year. With respect to the number of Shares which may be issued under this Plan including stock options, stock appreciation rights, restricted stock awards and performance share awards, if any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unacquired Shares subject to such Award shall again be available for future grants. With respect to the maximum number of Shares with respect to which Options may be granted to any employee during each year, if an Option is cancelled, it shall continue to be counted against the maximum number of Shares for which Options may be granted to the employee. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall not be prohibited by law. The repricing of an Award shall be treated as a cancellation of the Option and the grant of a new Award.

     RESOLVED FURTHER, that, subject to shareholder approval, the first paragraph of Article 12 of the Plan is deleted in its entirety and the following substituted in its stead:

Awards and the benefits payable under this Plan shall not be transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of dissent and distribution; provided, however, that except in the case of Incentive Options, Awards and benefits payable under this Plan may also be transferable by the Participant by a domestic relations order incident to a divorce within the meaning of Section 1041(a) of the Code. Awards shall be exercisable during a Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

     FURTHER RESOLVED, that the Company shall seek shareholder approval for Article 4 of the Plan as amended and restated, and a new Section 11.2(E) is hereby added to the Plan to read as follows:

B-1

No compensation shall be paid to any employees covered under Section 162(m) of the Code with respect to performance shares if the shareholders fail to approve the material terms of the performance goals with respect to such covered employees before the compensation is paid.

     FURTHER RESOLVED, that a new Section 16.12 is hereby added to the Plan as follows:

16.12 Committee Certification. All performance goals and other material terms of compensation of employees covered by Section 162(m) of the Code shall be certified in writing by the Committee prior to payment of the compensation to the extent required by Section 162(m) of the Code. Approved minutes of the Committee in which the certification is made shall satisfy this requirement. The preceding certification shall not be required for compensation attributable solely to the increase in the value of the Shares of the Company.

B-2

ANNEX C

THE MIDLAND COMPANY
AGENT STOCK ACQUISITION PROGRAM

1. PURPOSE.

     The purpose of the Agent Stock Acquisition Program (the “Program”) is to provide persons performing insurance agency services for The Midland Company (“Midland”) or any of its insurance subsidiaries or affiliates (such subsidiaries and affiliates and Midland are hereinafter collectively referred to as “Company”) performance-related incentives to achieve long-range performance goals and to enable such persons to participate in the long-term growth and financial success of the Company. The Program seeks to accomplish this purpose by permitting eligible agencies to purchase restricted shares of Midland’s Common Stock (the “Common Stock”) at below-market prices. On January 29, 2004, the Board of Directors of The Midland Company approved the Program, subject to the shareholder approval requirements of NASD Rule 4350(i).

2. ELIGIBILITY.

     This Program is available to all Eligible Agencies. “Eligible Agencies” are insurance agencies and agents (each an “Agency”) that have a direct contract with Company to promote and sell the Company’s lines of insurance that have: (1) earned the threshold contingent commission established by the Committee (as defined herein) for the Accounting Period (as defined herein) immediately preceding the applicable Purchase Date (as defined herein); and (2) been selected for participation by such Committee, in its sole discretion.

3. EFFECTIVE DATE.

     This Program shall become effective upon approval by the affirmative vote of a majority of the votes cast at a shareholders’ meeting of the Company prior to December 31, 2004. If shareholder approval is not received by such date, the Program shall be null and void.

4. ADMINISTRATION OF THE PROGRAM.

     The Program shall be administered by a committee consisting of not less than two (2) persons (the “Committee”), the members of which shall be designated by the Chief Executive Officer and/or Chief Financial Officer of Midland. The Committee may amend, suspend, discontinue or terminate the Program or any portion thereof at any time and for any reason, including a reason related to the necessity or advisability to register or qualify shares of Common Stock issued under the Program upon any securities exchange or under any state or federal law; provided, however, that no amendment shall be made without requisite shareholder or other approval under applicable law or NASD regulation or without the approval of the Board of Directors if such amendment increases the number of shares of Common Stock available under the Program.

     The Committee has the sole power and authority to: (i) interpret and administer the Program and any instrument or agreement entered into under the Program; (ii) establish such rules and regulations and appoint such agents and delegate such authority as it shall deem appropriate for the proper administration of the Program; (iii) establish the threshold contingent commission for Eligible Agencies and the amount of contingent commission Eligible Agencies must receive in shares of Common Stock to participate in the Program; and (iv) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Program, including, but not limited to, the waiver of any Agency eligibility requirement, in its sole discretion. Decisions of the Committee shall be final, conclusive and binding upon all persons, including Company, any participant and any other Agency. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

5. PARTICIPATION.

     Following the close of each Accounting Period, the Company will provide an election form along with any other documents, agreements or instruments the Company deems necessary or advisable (the “Election Form”) to each Eligible Agency. The “Accounting Period” will be monthly, quarterly or annually consistent with the contractual arrangement for payment of contingent commissions between the Eligible Agent and Company. The Election Form will allow such Agency to decide how much of its contingent commission it wants to receive in Common Stock and how much it wants to receive in cash.

     The Company will not issue fractional shares under any circumstances. Any portion of the Eligible Agency’s contingent commission not applied to the purchase of whole shares will be paid in cash directly to the Eligible Agency. To participate in the Program, the Eligible Agency must elect to receive a minimum dollar amount of its contingent commission in shares of Common Stock; such minimum dollar amount to be established by the Committee, in its sole discretion. The Company will pay all costs of the Program. Participants (as herein defined) can purchase Midland Common Stock without the payment of any brokerage commission or other charges.

     The Eligible Agency must complete the Election Form and return it to the Committee by the due date determined by the Committee and communicated to the Eligible Agent (“Due Date”) to participate in the Program for an Accounting Period. Eligible Agencies are under no obligation to participate in the Program. If an Eligible Agency chooses not to participate or if Company does not receive the Election Form by the Due Date, it will receive its contingent commission in cash.

6. PURCHASE PRICE.

     Eligible Agencies can make purchases under the Program on the Purchase Date. “Purchase Date” means the first day on which shares of the Common Stock are traded on the Nasdaq National Market immediately following the Due Date. The purchase price will be 90% of the Fair Market Value of the Common Stock on the Purchase Date. “Fair Market Value” means the last closing price for a share of Common Stock as reported on the Nasdaq National Market. If the shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.

7. LIMITATIONS ON TRANSFER.

     Shares of Common Stock purchased under the Program will be registered in the names of the participants (“Participants” or “Participating Agencies”) in the Program and held in book entry form by Midland’s Transfer Agent and Registrar for Midland’s Common Stock, currently National City Bank (“National City”). The transfer of shares of Common Stock received under the Program will be restricted for one year from the purchase date.

     During the applicable restricted period, although the shares will be registered in the Participant’s name and held in its account at National City, the Participant will not be allowed to sell, transfer, pledge, assign or otherwise dispose of its shares. The Participant will be able to vote its restricted shares during this period.

     Notwithstanding the foregoing, the Company may sell shares of Common Stock pursuant to the Program, subject to such terms and conditions, including restrictions or limitations on the transferability on such shares, as the Committee, in its sole discretion, shall from time to time determine. The Committee has broad discretion as to the specific terms and conditions of the transfer restrictions.

8. DIVIDENDS.

     Midland pays dividends, as and when declared by the Board of Directors, to the record holders of shares of its Common Stock. As the record holder of shares of Common Stock purchased under the Program, a Participating Agency will receive dividends, if any, in cash for all shares registered in such Agency’s name on the record date. Participants in the Program also will be eligible to participate in the Dividend Reinvestment Plan on the terms and conditions of such plan, if they so desire. If a Participant elects to participate in the Dividend Reinvestment Plan, it will be entitled to reinvest its dividends to purchase additional shares of Common Stock. The transfer restrictions applicable to shares purchased under the Program will not apply to any Common Stock purchased under the Dividend Reinvestment Plan.

9. TERMINATION OR AMENDMENT OF THE PROGRAM.

     The Committee may terminate the Program at any time. Notice of termination shall be given to all Participants, but any failure to give such notice shall not impair the effectiveness of the termination. The Program will terminate in any event when the maximum number of Common Shares to be sold under the Program has been purchased. If at any time the number of shares remaining available for purchase under the Program is not sufficient to satisfy all then-outstanding purchase rights, the Committee may determine an equitable basis of allocating available shares among all Participants. The Committee may amend the Program from time to time; provided, however, no such amendment shall increase the maximum number of Common Shares that may be purchased under the Program without requisite shareholder approval or other approval under applicable law or Nasdaq regulation.

10. NON-TRANSFERABILITY.

     No right or interest in this Program shall be assignable or transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. Any such attempted assignment, transfer, pledge or other disposition of any rights under this Program shall be null and void and shall automatically terminate all rights of a Participant under the Plan.

11. SHAREHOLDER’S RIGHTS.

     No Eligible Agency shall by reason of this Program have any rights of a shareholder of Midland until and to the extent such agency acquires Common Stock as herein provided. Upon purchase of the Common Stock, the Participant shall have all rights of a shareholder of Midland, but no special rights or benefits because such agency serves as an agent for the sale of insurance. Neither the establishment of this Program nor the purchase of any Common Stock hereunder shall modify or in any way impact any provision of any Agency Agreement or other contract.

12. MAXIMUM NUMBER AND SOURCE OF SHARES; ADJUSTMENTS.

     The maximum number of shares of Common Stock that may be purchased by all Participants under this Program is 50,000. Common Stock sold hereunder may be treasury shares, authorized and unissued shares, or a combination thereof. The Committee may also purchase (or direct to be purchased) Common Stock on behalf of the Participants through market transactions. If Company shall, at any time, change its issued Common Stock into a different number through stock dividend, stock split, combination or otherwise, the number of shares of Common Stock specified in this Program shall be proportionately adjusted.

13. TAX CONSEQUENCES.

     The Stock Acquisition Program does not qualify for compliance with any section of the United States Internal Revenue Code or the regulations thereunder. Specifically, the Stock Acquisition Program has not satisfied the conditions of Sections 401, 421 or 423 of the Code. The Stock Acquisition Program Participants should understand that under current law the value of the discount received in connection with their acquisition of stock under the Program shall be taxable as income to such Participants. The foregoing discussion is not a complete analysis or listing of all potential tax effects relevant to participation in the Stock Acquisition Program. The Stock Acquisition Program Participants are urged to consult their own tax advisors in determining the federal, state, local and foreign income tax consequences, and any other tax consequences, of participation in the Stock Acquisition Program.

14. MISCELLANEOUS.

14.1 Any authorization, election, notice or document under this Program from an Eligible Agency or Participant shall be delivered to the Committee or its designee and shall be effective when delivered.

14.2 This Program, and Company’s obligation to sell and deliver Common Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for Company, be required.

14.3 Company may deduct from any payment to be made pursuant to this Program, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash to a Participant, payment by the Participant of any brokerage commissions or fees due upon the sale or transfer of Common Stock by the Participant or federal, state, local or foreign taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by accepting the delivery of previously owned shares of Common Stock. Any fraction of a share of Common Stock required to satisfy such obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.4 The internal substantive laws of the State of Ohio, without giving effect to the conflict of law provisions thereof, shall govern this Program and actions taken in connection with it. Any litigation involving or arising under this Program shall be maintained solely in the Common Pleas Court of Clermont County, Ohio or in the United States District Court for the Southern District of Ohio.

14.5 No director, officer or employee of Company or member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Program or any Common Stock hereunder and, to the fullest extent not prohibited by law, all directors, officers, employees and members shall be indemnified and held harmless by Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Program or any Common Stock purchased under this Program.

ANNEX D

The MIDLAND Company Board of Directors
Audit Committee Charter

I.	The Committee’s Purpose. The Committee, consisting of no fewer than three members, all of whom shall meet the independence and experience requirements of NASD and SEC rules and regulations, is appointed by the Board of Directors for the primary purposes of:

A.	Assisting the Board in its oversight of:

1.	the quality and integrity of the Company’s financial statements;

2.	the Company’s compliance with legal and regulatory requirements;

3.	the independent auditor’s qualifications and independence; and

4.	the Company’s internal audit function and independent auditors.

B.	Preparing the annual Audit Committee Report to be included in the Company’s proxy statement.

C.	Overseeing the Company’s charitable donations.

II.	The Committee’s Duties and Responsibilities. Company management is responsible for preparing financial statements; the Committee’s primary responsibility is oversight. To carry out this responsibility, the Committee will undertake the following activities.

A.	General

1.	To develop and maintain free and open means of communication with the Board, the Company’s independent auditors, the Company’s internal auditors, and the financial and general management of the Company;

2.	To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By Laws and applicable law;

3.	To review, maintain and update, as appropriate, this Charter, which will be published on the Company’s website and disclosed as required by applicable law;

4.	To review and preapprove related-party transactions in accordance with applicable rules and regulations; and

5.	To review with the Board any significant issues that arise with respect to the items listed in I.A.1 through I.A.4 above.

B.	The Company’s Financial Statements and Published Information.

1.	At least annually, to review:

a.	major issues regarding accounting principles and financial statement presentations including any significant changes in the Company’s selection or application of accounting principles, as well as the clarity and completeness of the Company’s financial statements and items that impact the representational faithfulness, verifiability and neutrality of accounting information;

b.	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

c.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

2.	To discuss the annual audited financial statements and quarterly financial statements (including matters outlined in SAS No. 61, Communications with Audit Committees) with Company management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings.

3.	To discuss, as the Committee deems appropriate, the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. These discussions need not occur in advance of each release or each provision of guidance.

4.	To receive an oral report, at least annually, from the Company’s chief legal officer concerning legal and regulatory matters that may have a material impact on the financial statements or on the Company’s contingent liabilities and risks.

C.	Performance and Independence of the Company’s Independent Auditors.

1.	At least annually, to obtain and review a written report by the independent auditors describing:

a.	the independent auditing firm’s internal quality control procedures;

b.	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm;

c.	any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditing firm;

d.	any steps taken to deal with any issues raised in such internal quality control reviews, peer reviews, or governmental or professional authority inquiries or investigations; and

e.	all relationships between the independent auditor and the Company.

2.	To annually evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, taking into account the opinions of Company management and the Company’s internal auditors, and to report its conclusions to the Board.

3.	To assure regular rotation of the lead audit partner, as required by law.

4.	To periodically meet separately with independent auditors.

5.	To set clear hiring policies for employees or former employees of the independent auditors.

D.	The Review of Services and Audit by Independent Auditor.

1.	To appoint, retain (with subsequent submission to the Company’s shareholders for ratification), compensate, oversee, evaluate and terminate the Company’s independent auditors, with sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors (these responsibilities may not be delegated to Company management).

2.	At least annually, to pre-approve all audit and non-audit services to be provided to the Company by its independent auditors and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services (this responsibility may not be delegated to Company management and, to the extent that this responsibility is delegated to one or more members of the Committee, such member(s) must report such pre-approvals at the next scheduled meeting of the Committee).

3.	To ensure that the Company’s independent auditors do not perform any non-audit services that are prohibited by law or regulation.

4.	To review the scope of the annual audit to be performed by the Company’s independent auditors.

5.	To review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, and Company management’s responses.

6.	To review the audit report and recommendations submitted by the Company’s independent auditors.

7.	To review the report required by Section 10A(k) of the Securities Exchange Act of 1934 from the independent auditor concerning:

a.	Critical accounting policies and practices to be used in the audit;

b.	Alternative treatments of financial information within GAAP that have been discussed with Company management, ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditor; and

c.	Other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

E.	The Performance of the Company’s Internal Audit Function.

1.	To periodically meet separately with internal auditors.

2.	To review and approve the annual internal audit plan.

3.	To receive and review summaries and reports from the internal auditor with respect to its review of the operations of the Company and the systems of internal controls and, where deemed appropriate, management’s responses thereto.

4.	To review and discuss with Company management the activities, organizational structure, staffing and qualifications of the internal audit function.

F.	Controls Within the Company.

1.	To periodically meet separately with Company management including senior finance and accounting management.

2.	To annually review and discuss with Company management major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

3.	To receive quarterly a report from the Company’s Chief Executive and Chief Financial Officer describing:

a.	all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer’s ability to record, process, summarize, and report financial data; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

4.	To establish procedures for:

a.	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b.	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.	To review and discuss with Company management the adequacy and effectiveness of the Company’s disclosure controls and procedures.

III.	Authority to Retain Experts. The Committee has the authority to select, direct and, if appropriate, terminate such experts as it deems necessary in the performance of its duties.

IV.	Annual Performance Evaluation of the Committee. At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

V.	Audit Committee Financial Expert. At least one member of the Committee must have accounting or related financial management expertise as determined by the Board in accordance with applicable listing standards.

DIRECTIONS TO THE MIDLAND COMPANY
ANNUAL SHAREHOLDERS MEETING
APRIL 8, 2004

FROM I-75 OR I-71 IN THE GREATER
CINCINNATI AREA
I-275 East
Exit Beechmont/Amelia (Rt. 125)
Turn east on Rt. 125
Drive approximately 3 miles
Turn left onto Bach Buxton Rd. (traffic light)
Drive approximately one half mile
Turn right onto Midland Boulevard
FROM DOWNTOWN CINCINNATI
I-471 South
I-275 North/East to Columbus
Exit Beechmont/Amelia (Rt. 125)
Turn right (east) on Rt. 125
Drive approximately 3 miles
Turn left onto Bach Buxton Rd. (traffic light)
Drive approximately one half mile
Turn right onto Midland Boulevard
DETACH CARD
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PROXY/VOTING INSTRUCTION FORM

THE MIDLAND COMPANY
Proxy for Annual Meeting

The undersigned hereby appoints JOSEPH P. HAYDEN III, JOHN W. HAYDEN and JOHN I. VON LEHMAN proxies of the undersigned to vote cumulatively or otherwise all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of The Midland Company to be held on April 8, 2004 at 10:00 A.M. Eastern Time at The Midland Company, 7000 Midland Boulevard, Amelia, Ohio or any adjournment of such Annual Meeting.

The Board of Directors recommends a vote FOR the following proposals.

1.	To elect six members of the Board of Directors.

☐	FOR all nominees listed (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

J. P. Hayden, Jr., William T. Hayden, John M. O’Mara, Glenn E. Schembechler, Francis Marie Thrailkill, OSU Ed.D., John I. Von Lehman

Write the name of any nominee(s) for whom authority to vote is withheld on the space provided below.

2.	To approve the adoption of The Midland Company Executive Annual Incentive Plan and to approve performance conditions applicable to certain awards under the incentive plan.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

3.	To approve the adoption of an Amendment to The Midland Company 2002 Employee Incentive Stock Plan and to approve performance conditions applicable to certain awards under the 2002 Plan as well as performance conditions under the 1992 Associate Stock Incentive Plan.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

4.	To approve the adoption of The Midland Company Agent Stock Acquisition Program.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

5.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2004.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

(This proxy is continued and is to be signed on the reverse side.)

DETACH CARD
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(Continued from the other side)

6.	To transact any other business that may lawfully come before the meeting.

This Proxy is Solicited on Behalf of the Board of Directors.

Dated: _______________ , 2004

(Signature of Stockholder)

(Signature of Stockholder)

IMPORTANT: Please sign exactly as your name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all must sign.